Exhibit 99.2 2801 Airwest Boulevard, Plainfield, IN Square Feet: 804,586 Tenant: Whirlpool Corporation Third Quarter 2020 Supplemental Operating and Financial Data 1 All amounts in this report are unaudited.

TABLE OF CONTENTS

TABLE OF CONTENTS

	PAGE
CORPORATE INFORMATION	
Company Profile	4
Investor Information	5
Equity Research Coverage	6
FINANCIALS	
Key Financial Data	8
Condensed Consolidated Balance Sheets	9
Condensed Consolidated Statements of Income	10
Debt Summary	11
Debt Maturity Schedule	12
Leverage Ratios and Coverage Ratios	13
Capital Expenditures Summary	14
Property Acquisitions and Dispositions Information Since 1/1/20	15
Calculation and Reconciliation of NOI and Cash Basis NOI	16
Reconciliation of NOI to Same Property NOI and Calculation of Same Property Cash Basis NOI	17
Calculation of EBITDA, EBITDA*re* and Adjusted EBITDA*re*	18
Calculation of FFO Attributable to Common Shareholders and Normalized FFO Attributable to Common Shareholders	19
PORTFOLIO INFORMATION	
Portfolio Summary by Property Type	21
Same Property Results of Operations by Property Type	22
Leasing Summary	24
Occupancy and Leasing Analysis by Property Type	25
Tenant Credit Characteristics	26
Tenants Representing 1% or More of Total Annualized Rental Revenues	27
Five Year Lease Expiration and Reset Schedule by Property Type	28
Portfolio Lease Expiration Schedule	29
NON-GAAP FINANCIAL MEASURES AND CERTAIN DEFINITIONS	30
WARNING CONCERNING FORWARD-LOOKING STATEMENTS	32

Please refer to the Non-GAAP Financial Measures and Certain Definitions for terms used throughout this document.

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510 John Dodd Road, Spartanburg, SC Square Feet: 1,015,740 Tenant: Amazon.com Services, Inc. CORPORATE INFORMATION 3

COMPANY PROFILE

COMPANY PROFILE

The Company:

Industrial Logistics Properties Trust, or ILPT, we, our or us, is a real estate investment trust, or REIT, that owns and leases industrial and logistics properties throughout the United States. As of September 30, 2020, we owned 301 properties with approximately 43.8 million rentable square feet located in 31 states, including one property classified as held for sale, 226 buildings, leasable land parcels and easements with approximately 16.8 million rentable square feet that are primarily industrial lands located in Hawaii, and 12 mainland properties with approximately 9.2 million rentable square feet owned by a joint venture in which we own a 61% equity interest. ILPT is a component of 143 market indices and it comprises more than 1% of the following indices as of September 30, 2020: Jefferies Value (JEFFVALU), Jefferies Leverage (JEFFLEVR), Jefferies Small Cap (JEFFSMAL), Jefferies High Beta (JEFFBETA), Invesco KBW Premium Yield Equity REIT ETF INAV Index (KBWYIV) and the Bloomberg Reit Industrial/Warehouse Index (BBREINDW).

Management:

ILPT is managed by The RMR Group LLC, or RMR LLC, the operating subsidiary of The RMR Group Inc. (Nasdaq: RMR). RMR is an alternative asset management company that was founded in 1986 to manage real estate companies and related businesses. RMR primarily provides management services to four publicly traded equity REITs and three real estate related operating businesses. In addition to managing ILPT, RMR manages Service Properties Trust, a REIT that owns a diverse portfolio of hotels and net lease service and necessity-based retail properties, Office Properties Income Trust, a REIT that owns properties primarily leased to single tenants and those with high credit quality characteristics such as government entities, and Diversified Healthcare Trust, a REIT that owns high-quality, private-pay healthcare properties like senior living communities, medical office and life science buildings and other healthcare related properties. RMR also provides management services to Five Star Senior Living Inc., a publicly traded operator of senior living communities, Sonesta International Hotels Corporation, a privately owned operator and franchisor of hotels and cruise boats, and TravelCenters of America Inc., a publicly traded operator and franchisor of travel centers along the U.S. Interstate Highway System, standalone truck service facilities and restaurants. RMR also advises the RMR Mortgage Trust, which is in the process of converting from a registered investment company to a publicly traded mortgage REIT, and Tremont Mortgage Trust, a publicly traded mortgage REIT, both of which will focus on originating and investing in floating rate first mortgage whole loans, secured by middle market and transitional commercial real estate, through wholly owned Securities and Exchange Commission, or SEC, registered investment advisory subsidiaries. As of September 30, 2020, RMR had $32.1 billion of real estate assets under management and the combined RMR managed companies had approximately $12 billion of annual revenues, over 2,100 properties and approximately 42,500 employees. We believe that being managed by RMR is a competitive advantage for ILPT because of RMR's depth of management and experience in the real estate industry. We also believe RMR provides management services to us at costs that are lower than we would have to pay for similar quality services if we were self managed.

Corporate Headquarters:

Two Newton Place
255 Washington Street, Suite 300
Newton, MA 02458-1634
(t) (617) 219-1460

Stock Exchange Listing:

Nasdaq

Trading Symbol:

Common Shares: ILPT

Key Data (as of and for the three months ended September 30, 2020):
(dollars and sq. ft. in 000s)

Total properties	301
Total sq. ft.	43,759
Percent leased	98.8 %
Q3 2020 Rental income	$ 65,106
Q3 2020 Net income	$ 13,814
Q3 2020 Net income attributable to common shareholders	$ 14,089
Q3 2020 Normalized FFO attributable to common shareholders	$ 30,117

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INVESTOR INFORMATION Board of Trustees Bruce M. Gans Lisa Harris Jones Joseph L. Morea Lead Independent Trustee Independent Trustee Independent Trustee Kevin C. Phelan Adam D. Portnoy John G. Murray Independent Trustee Chair of the Board & Managing Trustee Managing Trustee INVESTOR INFORMATION Executive Officers John G. Murray Richard W. Siedel, Jr. Yael Duffy President and Chief Financial Officer and Vice President and Chief Executive Officer Treasurer Chief Operating Officer Contact Information Investor Relations Inquiries Industrial Logistics Properties Trust Inquiries should be directed to Two Newton Place Kevin Barry, Manager, Investor Relations, 255 Washington Street, Suite 300 at (617) 658-0776 or kbarry@ilptreit.com. Newton, MA 02458-1634 (t) (617) 219-1460 (e-mail) info@ilptreit.com (website) www.ilptreit.com 5

EQUITY RESEARCH COVERAGE B. Riley FBR JMP Securities Bryan Maher Aaron Hecht (646) 885-5423 (415) 835-3963 bmaher@brileyfbr.com ahecht@jmpsecurities.com BofA Securities RBC Capital Markets James Feldman Michael Carroll EQUITY RESEARCH COVERAGE (646) 855-5808 (440) 715-2649 james.feldman@baml.com michael.carroll@rbccm.com ILPT is followed by the analysts listed above. Please note that any opinions, estimates or forecasts regarding ILPT’s performance made by these analysts do not represent opinions, forecasts or predictions of ILPT or its management. ILPT does not by its reference above imply its endorsement of or concurrence with any information, conclusions or recommendations provided by any of these analysts. 6

309 Dulty's Lane, Burlington, NJ Square Feet: 633,836 Tenant: BJ's Wholesale Club, Inc. FINANCIALS 7

KEY FINANCIAL DATA

KEY FINANCIAL DATA

(dollars in thousands, except per share data)

	As of and For the Three Months Ended				
	9/30/2020	6/30/2020	3/31/2020	12/31/2019	9/30/2019
Selected Balance Sheet Data:					
Total gross assets	$ 2,659,564	$ 2,659,579	$ 2,654,807	$ 2,586,369	$ 2,588,109
Total assets	$ 2,498,994	$ 2,505,600	$ 2,512,320	$ 2,454,901	$ 2,467,657
Total liabilities	$ 1,421,571	$ 1,418,989	$ 1,417,498	$ 1,459,211	$ 1,462,209
Total equity	$ 1,077,423	$ 1,086,611	$ 1,094,822	$ 995,690	$ 1,005,448
Selected Income Statement Data:					
Rental income	$ 65,106	$ 65,110	$ 64,278	$ 62,199	$ 60,958
Net income	$ 13,814	$ 14,557	$ 12,694	$ 11,674	$ 10,922
Net income attributable to common shareholders	$ 14,089	$ 14,821	$ 12,846	$ 11,674	$ 10,922
NOI	$ 50,559	$ 51,137	$ 50,286	$ 48,240	$ 47,551
Adjusted EBITDA*re*	$ 46,051	$ 46,947	$ 45,892	$ 44,564	$ 43,762
FFO attributable to common shareholders	$ 29,939	$ 30,689	$ 30,159	$ 29,713	$ 28,490
Normalized FFO attributable to common shareholders	$ 30,117	$ 30,569	$ 30,159	$ 29,713	$ 28,490
Per Common Share Data (basic and diluted):					
Net income attributable to common shareholders	$ 0.22	$ 0.23	$ 0.20	$ 0.18	$ 0.17
FFO attributable to common shareholders and Normalized FFO attributable to common shareholders	$ 0.46	$ 0.47	$ 0.46	$ 0.46	$ 0.44
Dividends:					
Annualized dividends paid per share	$ 1.32	$ 1.32	$ 1.32	$ 1.32	$ 1.32
Annualized dividend yield (at end of period)	6.0%	6.4%	7.5%	5.9%	6.2%
Normalized FFO attributable to common shareholders payout ratio	71.7%	70.2%	71.7%	71.7%	75.0%

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CONDENSED CONSOLIDATED BALANCE SHEETS (dollars in thousands, except per share data) September 30, December 31, 2020 2019 ASSETS Real estate properties: Land $ 757,522 $ 747,794 Buildings and improvements 1,632,842 1,588,170 Total real estate properties, gross 2,390,364 2,335,964 Accumulated depreciation (160,570) (131,468) Total real estate properties, net 2,229,794 2,204,496 Assets of property held for sale 10,136 — Acquired real estate leases, net 123,146 138,596 Cash and cash equivalents 39,105 28,415 Restricted cash 12,806 6,135 Rents receivable, including straight line rents of $64,236 and $58,336, respectively 70,597 62,782 Deferred leasing costs, net 6,037 6,581 Debt issuance costs, net 1,846 2,954 Due from related persons — 1,504 Other assets, net 5,527 3,438 Total assets $ 2,498,994 $ 2,454,901 LIABILITIES AND EQUITY Revolving credit facility $ 320,000 $ 310,000 Mortgage notes payable, net 1,048,521 1,096,608 Liabilities of property held for sale 227 — Assumed real estate lease obligations, net 15,778 17,508 Accounts payable and other liabilities 19,162 16,475 Rents collected in advance 8,098 9,442 Security deposits 6,698 6,680 Due to related persons 3,087 2,498 Total liabilities 1,421,571 1,459,211 Commitments and contingencies CONDENSED CONSOLIDATED BALANCE SHEETS Equity: Equity attributable to common shareholders: Common shares of beneficial interest, $.01 par value: 100,000,000 shares authorized; 65,301,088 and 65,180,628 shares issued and outstanding, respectively 653 652 Additional paid in capital 1,010,139 999,302 Cumulative net income 183,911 142,155 Cumulative common distributions (210,959) (146,419) Total equity attributable to common shareholders 983,744 995,690 Noncontrolling interest: Total equity attributable to noncontrolling interest 93,679 — Total equity 1,077,423 995,690 Total liabilities and equity $ 2,498,994 $ 2,454,901 9

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (amounts in thousands, except percentage data and per share data) Three Months Ended September 30, Nine Months Ended September 30, 2020 2019 2020 2019 Rental income $ 65,106 $ 60,958 $ 194,494 $ 167,035 Expenses: Real estate taxes 9,036 8,586 26,779 21,646 Other operating expenses 5,511 4,821 15,733 12,405 Depreciation and amortization 18,488 17,568 55,303 43,888 Acquisition and certain other transaction related costs 178 — 178 — General and administrative 5,180 4,475 14,857 13,131 Total expenses 38,393 35,450 112,850 91,070 Interest income — 81 113 580 Interest expense (including net amortization of debt issuance costs, premiums and discounts of $664, $524, $1,893 and $1,421, respectively) (12,886) (14,687) (40,610) (36,207) Gain on early extinguishment of debt — — 120 — Income before income tax expense and equity in earnings of an investee 13,827 10,902 41,267 40,338 Income tax expense (13) (63) (202) (131) Equity in earnings of an investee — 83 — 617 Net income 13,814 10,922 41,065 40,824 Net loss attributable to noncontrolling interest 275 — 691 — Net income attributable to common shareholders $ 14,089 $ 10,922 $ 41,756 $ 40,824 Weighted average common shares outstanding - basic 65,112 65,055 65,092 65,042 Weighted average common shares outstanding - diluted 65,129 65,060 65,101 65,048 Per common share data (basic and diluted): CONDENSED CONSOLIDATED STATEMENTS OF INCOME Net income attributable to common shareholders $ 0.22 $ 0.17 $ 0.64 $ 0.63 Additional Data: General and administrative expenses / total assets (at end of period) 0.2% 0.2% 0.6% 0.4% Non-cash straight line rent adjustments included in rental income $ 2,120 $ 979 $ 6,183 $ 3,960 Lease value amortization included in rental income $ 202 $ 182 $ 606 $ 1,002 10

DEBT SUMMARY

DEBT SUMMARY

(dollars in thousands)

As of September 30, 2020:	Coupon Rate [1]	Interest Rate [2]	Principal Balance [3]	Maturity Date	Due at Maturity	Years to Maturity
Unsecured Floating Rate Debt:						
$750,000 revolving credit facility [4]	1.560%	1.560%	$ 320,000	12/29/2021	$ 320,000	1.2
Secured Fixed Rate Debt:						
One property in Florida [5]	3.600%	4.220%	56,980	10/1/2023	56,980	3.0
186 properties in Hawaii	4.310%	4.310%	650,000	2/7/2029	650,000	8.4
11 U.S. Mainland Properties [5]	3.330%	3.330%	350,000	11/7/2029	350,000	9.1
Subtotal / weighted average secured fixed rate debt	3.947%	3.981%	1,056,980		1,056,980	8.3
Total / weighted average debt	3.392%	3.418%	$ 1,376,980		$ 1,376,980	6.7

(1) Reflects the interest rate stated in, or determined pursuant to, the contract terms.

(2) Includes the effect of mark to market accounting for our mortgage notes. Excludes upfront transaction costs.

(3) Principal balance excludes unamortized debt issuance costs, premiums and discounts related to these debts. Total debt outstanding as of September 30, 2020, including unamortized debt issuance costs, premiums and discounts totaling $8,459, was $1,368,521.

(4) We have a revolving credit facility which has a maturity date of December 29, 2021. This revolving credit facility requires interest to be paid at a rate of LIBOR plus a premium and imposes a commitment fee. The interest rate premium is subject to adjustment based on changes to our leverage ratio. The commitment fee is based on the unused portion of our revolving credit facility and was 25 basis points per annum as of September 30, 2020. We have the option to extend the maturity date of our revolving credit facility for two, six month periods, subject to payment of extension fees and satisfaction of other conditions. Principal balance represents the amount outstanding under our revolving credit facility at September 30, 2020. Interest rate is as of September 30, 2020 and excludes the commitment fee. The maximum borrowing availability under our revolving credit facility may be increased to up to $1,500,000 in certain circumstances.

(5) The properties encumbered by these mortgages are owned by a joint venture in which we own a 61% equity interest.

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DEBT MATURITY SCHEDULE (dollars in thousands) As of September 30, 2020 $1,200,000 $1,000,000 $800,000 DEBT MATURITY SCHEDULE $600,000 $1,000,000 $( Thousands) $400,000 $200,000 $320,000 $56,980 $0 2020 2021 2022 2023 2024 2025 2026 2027 2028 2029 (1) (2) Revolving Credit Facility Secured Fixed Rate (1) Represents the amount outstanding under our $750,000 revolving credit facility at September 30, 2020. This revolving credit facility requires interest to be paid at a rate of LIBOR plus a premium and imposes a commitment fee. The interest rate premium is subject to adjustment based on changes to our leverage ratio. The commitment fee is based on the unused portion of our revolving credit facility and was 25 basis points per annum as of September 30, 2020. We have the option to extend the maturity date of our revolving credit facility for two, six month periods, subject to payment of extension fees and satisfaction of other conditions. (2) Includes $56,980 and $350,000 mortgage loans with respect to properties owned by a joint venture in which we own a 61% equity interest. 12

LEVERAGE RATIOS AND COVERAGE RATIOS (dollars in thousands) As of and For the Three Months Ended 9/30/2020 6/30/2020 3/31/2020 12/31/2019 9/30/2019 Leverage Ratios: Net debt / total gross assets 50.3% 50.5% 50.9% 53.6% 53.4% Net debt / gross book value of real estate assets 51.5% 51.5% 51.8% 54.7% 54.6% Net debt / total market capitalization 47.7% 49.5% 53.7% 48.2% 49.5% Secured debt / total assets 42.3% 42.2% 44.0% 45.0% 30.6% Variable rate debt / net debt 23.9% 23.8% 19.6% 22.3% 47.0% Coverage Ratios: Net debt / annualized Adjusted EBITDAre 7.3x 7.2x 7.4x 7.9x 7.8x Adjusted EBITDAre / interest expense 3.6x 3.6x 3.2x 3.0x 3.0x LEVERAGE RATIOS AND COVERAGE 13

CAPITAL EXPENDITURES SUMMARY (dollars in thousands) For the Three Months Ended 9/30/2020 6/30/2020 3/31/2020 12/31/2019 9/30/2019 Tenant improvements and leasing costs $ 242 $ 344 $ 293 $ 846 $ 495 Building improvements 1,000 741 1,237 2,227 1,093 Recurring capital expenditures 1,242 1,085 1,530 3,073 1,588 Development, redevelopment and other activities 10 — 1 5,105 5,208 Total capital expenditures $ 1,252 $ 1,085 $ 1,531 $ 8,178 $ 6,796 CAPITAL EXPENDITURES SUMMARY 14

PROPERTY ACQUISITIONS AND DISPOSITIONS INFORMATION SINCE 1/1/20 (dollars and sq. ft. in thousands, except per sq. ft. data) Acquisitions: Weighted Average Percent Purchase Remaining Leased Date Number of Purchase Price (1) / Cap Lease Term at Acquired Market Area Properties Sq. Ft. Price (1) Sq. Ft. Rate (2) in Years (3) Acquisition Major Tenant February 2020 Phoenix, AZ 1 820 $ 71,481 $ 87 5.2% 5.8 100% Amazon.com Services, Inc. (1) Represents the gross purchase price, including assumed mortgage debt, if any, and excluding acquisition related costs and purchase price allocations. (2) Represents the ratio of (x) annual straight line rental income, excluding the impact of above and below market lease amortization, based on existing leases as of the date of acquisition, less estimated annual property operating expenses as of the date of acquisition, excluding depreciation and amortization expense, to (y) the acquisition purchase price, including the principal amount of any assumed debt and excluding acquisition related costs. (3) Average remaining lease term in years is weighted based on rental revenues as of the date acquired. Dispositions: (1) We have not disposed of any properties since January 1, 2020. (2) In September 2020, we entered into an agreement to sell one property located in Virginia, containing approximately 308,000 rentable square feet for a sales price of $11,000, excluding closing costs. This sale is expected to occur by December 31, 2020. PROPERTY ACQUISITIONS AND DISPOSITIONS INFORMATION SINCE 1/1/20 15

CALCULATION AND RECONCILIATION OF NOI AND CASH BASIS NOI

CALCULATION AND RECONCILIATION OF NOI AND CASH BASIS NOI

(dollars in thousands)

	For the Three Months Ended					For the Nine Months Ended	
	9/30/2020	6/30/2020	3/31/2020	12/31/2019	9/30/2019	9/30/2020	9/30/2019
Calculation of NOI and Cash Basis NOI:							
Rental income	$ 65,106	$ 65,110	$ 64,278	$ 62,199	$ 60,958	$ 194,494	$ 167,035
Real estate taxes	(9,036)	(8,932)	(8,811)	(8,721)	(8,586)	(26,779)	(21,646)
Other operating expenses	(5,511)	(5,041)	(5,181)	(5,238)	(4,821)	(15,733)	(12,405)
NOI	50,559	51,137	50,286	48,240	47,551	151,982	132,984
Non-cash straight line rent adjustments included in rental income	(2,120)	(2,096)	(1,967)	(385)	(979)	(6,183)	(3,960)
Lease value amortization included in rental income	(202)	(204)	(200)	(193)	(182)	(606)	(1,002)
Cash Basis NOI	$ 48,237	$ 48,837	$ 48,119	$ 47,662	$ 46,390	$ 145,193	$ 128,022
Reconciliation of Net Income to NOI and Cash Basis NOI:							
Net income	$ 13,814	$ 14,557	$ 12,694	$ 11,674	$ 10,922	$ 41,065	$ 40,824
Equity in earnings of an investee	—	—	—	(49)	(83)	—	(617)
Income tax expense	13	126	63	40	63	202	131
Income before income tax expense and equity in earnings of an investee	13,827	14,683	12,757	11,665	10,902	41,267	40,338
Gain on early extinguishment of debt	—	(120)	—	—	—	(120)	—
Interest expense	12,886	13,205	14,519	14,641	14,687	40,610	36,207
Interest income	—	(2)	(111)	(163)	(81)	(113)	(580)
General and administrative	5,180	4,846	4,831	4,058	4,475	14,857	13,131
Acquisition and certain other transaction related costs	178	—	—	—	—	178	—
Depreciation and amortization	18,488	18,525	18,290	18,039	17,568	55,303	43,888
NOI	50,559	51,137	50,286	48,240	47,551	151,982	132,984
Non-cash straight line rent adjustments included in rental income	(2,120)	(2,096)	(1,967)	(385)	(979)	(6,183)	(3,960)
Lease value amortization included in rental income	(202)	(204)	(200)	(193)	(182)	(606)	(1,002)
Cash Basis NOI	$ 48,237	$ 48,837	$ 48,119	$ 47,662	$ 46,390	$ 145,193	$ 128,022

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RECONCILIATION OF NOI TO SAME PROPERTY NOI AND CALCULATION OF SAME PROPERTY CASH BASIS NOI (dollars in thousands) Three Months Ended September 30, Nine Months Ended September 30, CASH BASIS NOI 2020 2019 2020 2019 Reconciliation of NOI to Same Property NOI : Rental income $ 65,106 $ 60,958 $ 194,494 $ 167,035 Real estate taxes (9,036) (8,586) (26,779) (21,646) Other operating expenses (5,511) (4,821) (15,733) (12,405) NOI 50,559 47,551 151,982 132,984 Less: NOI of properties not included in same property results (1,720) (508) (47,198) (30,900) Same property NOI $ 48,839 $ 47,043 $ 104,784 $ 102,084 Calculation of Same Property Cash Basis NOI : Same property NOI $ 48,839 $ 47,043 $ 104,784 $ 102,084 Less: Non-cash straight line rent adjustments included in rental income (1,902) (1,004) (3,914) (2,432) Lease value amortization included in rental income (202) (182) (366) (849) Same property Cash Basis NOI $ 46,735 $ 45,857 $ 100,504 $ 98,803 17 RECONCILIATION OF NOI TO SAME PROPERTY AND CALCULATION

re CALCULATION OF EBITDA, EBITDAre AND ADJUSTED EBITDAre (dollars in thousands) For the Three Months Ended For the Nine Months Ended 9/30/2020 6/30/2020 3/31/2020 12/31/2019 9/30/2019 9/30/2020 9/30/2019 Net income $ 13,814 $ 14,557 $ 12,694 $ 11,674 $ 10,922 $ 41,065 $ 40,824 Plus: interest expense 12,886 13,205 14,519 14,641 14,687 40,610 36,207 Plus: income tax expense 13 126 63 40 63 202 131 Plus: depreciation and amortization 18,488 18,525 18,290 18,039 17,568 55,303 43,888 EBITDA and EBITDAre 45,201 46,413 45,566 44,394 43,240 137,180 121,050 AND ADJUSTED EBITDA Plus: acquisition and certain other transaction related costs 178 — — — — 178 — re Plus: general and administrative expense paid in common shares (1) 672 654 326 170 522 1,652 939 Less: gain on early extinguishment of debt — (120) — — — (120) — Adjusted EBITDAre $ 46,051 $ 46,947 $ 45,892 $ 44,564 $ 43,762 $ 138,890 $ 121,989 (1) Amounts represent equity based compensation to our trustees, our officers and certain other employees of RMR LLC. CALCULATION OF EBITDA, EBITDA 18

CALCULATION OF FFO ATTRIBUTABLE TO COMMON SHAREHOLDERS AND NORMALIZED FFO ATTRIBUTABLE TO COMMON SHAREHOLDERS

CALCULATION OF FFO ATTRIBUTABLE TO COMMON SHAREHOLDERS AND NORMALIZED FFO ATTRIBUTABLE TO COMMON SHAREHOLDERS

(dollars and shares in thousands, except per share data)

	For the Three Months Ended					For the Nine Months Ended	
	9/30/2020	6/30/2020	3/31/2020	12/31/2019	9/30/2019	9/30/2020	9/30/2019
Net income attributable to common shareholders	$ 14,089	$ 14,821	$ 12,846	$ 11,674	$ 10,922	$ 41,756	$ 40,824
Depreciation and amortization	18,488	18,525	18,290	18,039	17,568	55,303	43,888
FFO adjustments attributable to noncontrolling interest	(2,638)	(2,657)	(977)	—	—	(6,272)	—
FFO attributable to common shareholders	29,939	30,689	30,159	29,713	28,490	90,787	84,712
Acquisition and certain other transaction related costs	178	—	—	—	—	178	—
Gain on early extinguishment of debt	—	(120)	—	—	—	(120)	—
Normalized FFO attributable to common shareholders	$ 30,117	$ 30,569	$ 30,159	$ 29,713	$ 28,490	$ 90,845	$ 84,712
Weighted average common shares outstanding - basic	65,112	65,089	65,075	65,071	65,055	65,092	65,042
Weighted average common shares outstanding - diluted	65,129	65,091	65,082	65,074	65,060	65,101	65,048
Per Common Share Data (basic and diluted):							
Net income attributable to common shareholders	$ 0.22	$ 0.23	$ 0.20	$ 0.18	$ 0.17	$ 0.64	$ 0.63
FFO attributable to common shareholders	$ 0.46	$ 0.47	$ 0.46	$ 0.46	$ 0.44	$ 1.39	$ 1.30
Normalized FFO attributable to common shareholders	$ 0.46	$ 0.47	$ 0.46	$ 0.46	$ 0.44	$ 1.40	$ 1.30

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Sand Island Industrial, Land, Honolulu, HI Approximate Square Feet: 2,448,000 48 Buildings and Leaseable Land Parcels PORTFOLIO INFORMATION 20

PORTFOLIO SUMMARY BY PROPERTY TYPE (dollars and sq. ft. in thousands) As of and For the Three Months Ended September 30, 2020 Mainland Hawaii Key Statistic Properties (1) Properties Total Properties 75 226 (2) 301 Percent of total 24.9% 75.1% 100.0% Total square feet 27,003 16,756 43,759 Percent of total 61.7% 38.3% 100.0% Leased square feet 26,944 16,273 43,217 Percent leased 99.8% 97.1% 98.8% Rental income $ 38,626 $ 26,480 $ 65,106 Percent of total 59.3% 40.7% 100.0% PORTFOLIO SUMMARY BY PROPERTY TYPE NOI $ 31,286 $ 19,273 $ 50,559 Percent of total 61.9% 38.1% 100.0% Cash Basis NOI $ 30,168 $ 18,069 $ 48,237 Percent of total 62.5% 37.5% 100.0% (1) Includes one property classified as held for sale. (2) Includes buildings, leasable land parcels and easements which are primarily industrial lands located in Hawaii. 21

SAME PROPERTY RESULTS OF OPERATIONS BY PROPERTY TYPE (dollars and sq. ft. in thousands) As of and For the Three Months Ended As of and For the Nine Months Ended 9/30/2020 9/30/2019 9/30/2020 9/30/2019 Properties: Mainland Properties (1) 71 71 43 43 Hawaii Properties 226 226 226 226 Total 297 297 269 269 Square Feet (2): Mainland Properties 25,483 25,289 12,587 12,393 Hawaii Properties 16,756 16,756 16,756 16,756 Total 42,239 42,045 29,343 29,149 Percent Leased (3): Mainland Properties 99.8% 100.0% 100.0% 100.0% Hawaii Properties 97.1% 98.7% 97.1% 98.7% Total 98.7% 99.5% 98.4% 99.3% Rental income Mainland Properties $ 36,452 $ 35,687 $ 54,057 $ 52,739 Hawaii Properties 26,480 24,667 79,737 75,451 Total $ 62,932 $ 60,354 $ 133,794 $ 128,190 (1) Excludes one property classified as held for sale. SAME PROPERTY RESULTS OF OPERATIONS BY TYPE (2) Subject to modest adjustments when space is remeasured or reconfigured for new tenants and when land leases are converted to building leases. (3) Includes (i) space being fitted out for occupancy pursuant to existing leases, if any, and (ii) space which is leased but is not occupied or is being offered for sublease by tenants, if any. 22

SAME PROPERTY RESULTS OF OPERATIONS BY PROPERTY TYPE (CONTINUED) (dollars in thousands) As of and For the Three Months Ended As of and For the Nine Months Ended 9/30/2020 9/30/2019 9/30/2020 9/30/2019 NOI: Mainland Properties $ 29,566 $ 29,222 $ 46,211 $ 45,269 Hawaii Properties 19,273 17,821 58,573 56,815 Total $ 48,839 $ 47,043 $ 104,784 $ 102,084 Cash Basis NOI: Mainland Properties $ 28,666 $ 28,078 $ 45,393 $ 43,836 Hawaii Properties 18,069 17,779 55,111 54,967 Total $ 46,735 $ 45,857 $ 100,504 $ 98,803 NOI % Change: Mainland Properties 1.2% 2.1 % Hawaii Properties 8.1% 3.1 % Total 3.8% 2.6 % Cash Basis NOI % Change: Mainland Properties 2.1% 3.6 % Hawaii Properties 1.6% 0.3 % Total 1.9% 1.7% 23 SAME PROPERTY RESULTS OF OPERATIONS BY TYPE (CONTINUED)

LEASING SUMMARY

LEASING SUMMARY

(dollars and sq. ft. in thousands, except per sq. ft. data)

	As of and For the Three Months Ended				
	9/30/2020	6/30/2020	3/31/2020	12/31/2019	9/30/2019
Properties [(1)]	301	301	301	300	300
Total sq. ft. [(2)]	43,759	43,759	43,759	42,939	42,745
Square feet leased	43,217	43,216	43,273	42,630	42,531
Percentage leased	98.8%	98.8%	98.9%	99.3%	99.5%
Leasing Activity (Sq. Ft.):					
New leases	41	—	36	161	73
Renewals	445	314	13	1,151	26
Rent resets	290	1,601	42	105	—
Total	776	1,915	91	1,417	99
% Change in GAAP Rent:					
New leases	-4.5%	—%	6.7%	34.2%	13.7%
Renewals	9.0%	26.6%	27.4%	12.4%	11.4%
Rent resets	15.6%	21.4%	28.6%	39.9%	—%
Weighted average (by square feet)	9.6%	23.1%	19.0%	16.9%	13.4%
Leasing Costs and Concession Commitments [(3)]:					
New leases	$ 237	$ —	$ 458	$ 158	$ 708
Renewals	690	229	—	1,142	—
Total	$ 927	$ 229	$ 458	$ 1,300	$ 708
Leasing Costs and Concession Commitments per Sq. Ft. [(4)]:					
New leases	$ 5.78	$ —	$ 12.61	$ 0.98	$ 9.70
Renewals	$ 1.55	$ 0.73	$ —	$ 0.99	$ —
Total	$ 1.91	$ 0.73	$ 9.21	$ 0.99	$ 7.15
Weighted Average Lease Term by Sq. Ft. (Years):					
New leases	14.7	—	19.4	17.4	20.0
Renewals	3.4	20.1	11.9	7.2	5.2
Total	4.4	20.1	17.4	8.5	16.1
Leasing Costs and Concession Commitments per Sq. Ft. per Year [(3) (4)]:					
New leases	$ 0.39	$ —	$ 0.65	$ 0.06	$ 0.48
Renewals	$ 0.46	$ 0.04	$ —	$ 0.14	$ —
Total	$ 0.44	$ 0.04	$ 0.53	$ 0.12	$ 0.44

(1) Includes 226 buildings, leasable land parcels and easements with approximately 16,756 square feet which are primarily industrial lands located in Hawaii and includes 12 mainland properties with approximately 9,227 rentable square feet owned by a joint venture in which we own a 61% equity interest. The September 30, 2020 number of properties includes one property classified as held for sale.
(2) Subject to modest adjustments when space is remeasured or reconfigured for new tenants and when land leases are converted to building leases.
(3) Includes commitments made for leasing expenditures and concessions, such as tenant improvements, leasing commissions, tenant reimbursements and free rent.
(4) Amounts are per square foot per year for the weighted average lease term by leased square feet.

The above leasing summary is based on leases entered into during the periods indicated.

INDUSTRIAL LOGISTICS PROPERTIES TRUST

24

OCCUPANCY AND LEASING ANALYSIS BY PROPERTY TYPE (sq. ft. in thousands) Total Sq. Ft. (1) Sq. Ft. Leases Executed During As of the Three Months Ended 9/30/2020 Property Type 9/30/2020 New Renewals Total Mainland Properties 27,003 — 317 317 Hawaii Properties 16,756 41 128 169 Total 43,759 41 445 486 Sq. Ft. Leased New and As of 6/30/2020 Expired Renewal As of 9/30/2020 Property Type 6/30/2020 % Leased (2) Leases Leases 9/30/2020 % Leased Mainland Properties 26,944 99.8% (317) 317 26,944 99.8 % Hawaii Properties 16,272 97.1% (168) 169 16,273 97.1 % Total 43,216 98.8% (485) 486 43,217 98.8 % OCCUPANCY AND LEASING ANALYSIS BY PROPERTY TYPE (1) Subject to modest adjustments when space is remeasured or reconfigured for new tenants and when land leases are converted to building leases. (2) Excludes effects of space remeasurements during the period, if any. Percent leased includes (i) space being fitted out for occupancy, if any, and (ii) space which is leased but is not occupied or is being offered for sublease by tenants, if any. 25

TENANT CREDIT CHARACTERISTICS As of September 30, 2020 % of Annualized Rental Revenues Mainland Tenant Credit Characteristics Properties Consolidated Investment grade rated 41.3% 30.1% Subsidiaries of investment grade rated parent entities 23.1% 14.7% Other leased Hawaii lands —% 30.9% Subtotal investment grade rated, subsidiaries of 64.4% 75.7% investment grade rated parent entities and other leased Hawaii lands Other unrated or non-investment grade 35.6% 24.3% 100.0% 100.0% Mainland Properties Consolidated Properties TENANT CREDIT CHARACTERISTICS % of Annualized Rental Revenues % of Annualized Rental Revenues Subsidiaries of investment grade rated parent Investment grade Other unrated or entities: 23.1% Other unrated or rated: 30.1% non-investment non-investment grade: 35.6% grade: 24.3% Investment grade Other leased Hawaii rated: 41.3% lands: 30.9% Subsidiaries of investment grade rated parent entities: 14.7% 26

TENANTS REPRESENTING 1% OR MORE OF TOTAL ANNUALIZED RENTAL REVENUES

TENANTS REPRESENTING 1% OR MORE OF TOTAL ANNUALIZED RENTAL REVENUES

As of September 30, 2020

(sq. ft. in thousands)

	Tenant	States	No. of Properties	Rented Sq. Ft. (1)	% of Total Rented Sq. Ft. (1)	% of Total Annualized Rental Revenues
1	Amazon.com Services, Inc.	AZ, FL, IN, SC, TN, VA	7	6,939	16.1%	15.9%
2	Federal Express Corporation / FedEx Ground Package System, Inc.	AR, CO, HI, IA, ID, IL, MN, MO, NC, ND, NV, OH, OK, UT	17	952	2.2%	3.7%
3	The Procter & Gamble Distributing LLC	OH	1	1,791	4.1%	3.7%
4	Restoration Hardware, Inc.	MD	1	1,195	2.8%	2.4%
5	American Tire Distributors, Inc.	CO, LA, NE, NY, OH	5	722	1.7%	2.1%
6	UPS Supply Chain Solutions Inc.	NH	1	614	1.4%	1.9%
7	Par Hawaii Refining, LLC	HI	3	3,148	7.3%	1.9%
8	Servco Pacific Inc.	HI	4	537	1.2%	1.8%
9	SKF USA Inc.	MO	1	431	1.0%	1.6%
10	EF Transit, Inc.	IN	1	535	1.2%	1.5%
11	Subaru of America, Inc.	IN	1	963	2.2%	1.4%
12	BJ's Wholesale Club, Inc.	NJ	1	634	1.5%	1.4%
13	Shurtech Brands, LLC	OH	1	645	1.5%	1.4%
14	Coca-Cola Bottling of Hawaii, LLC	HI	4	351	0.8%	1.3%
15	Safeway Inc.	HI	2	146	0.3%	1.3%
16	Manheim Remarketing, Inc.	HI	1	338	0.8%	1.2%
17	Exel Inc.	SC	1	945	2.2%	1.2%
18	The Toro Company	IA	1	644	1.5%	1.2%
19	Trex Company, Inc.	NV, VA	2	646	1.5%	1.2%
20	A.L. Kilgo Company, Inc.	HI	5	310	0.7%	1.2%
21	Avnet, Inc.	OH	1	581	1.3%	1.2%
22	Cummins Inc.	KY	1	604	1.4%	1.1%
23	Warehouse Rentals Inc.	HI	5	278	0.6%	1.0%
24	Whirlpool Corporation	IN	1	805	1.9%	1.0%
	Total		68	24,754	57.2%	53.6%

(1) Rented square feet is pursuant to existing leases as of September 30, 2020 and includes (i) space being fitted out for occupancy, if any, and (ii) space which is leased but is not occupied or is being offered for sublease by tenants, if any.

INDUSTRIAL LOGISTICS PROPERTIES TRUST

27

FIVE YEAR LEASE EXPIRATION AND RESET SCHEDULE BY PROPERTY TYPE

FIVE YEAR LEASE EXPIRATION AND RESET SCHEDULE BY PROPERTY TYPE

As of September 30, 2020

(dollars and sq. ft. in thousands)

	Total	2020	2021	2022	2023	2024	2025 and Thereafter
Mainland Properties Expirations:							
Total sq. ft.	27,003						
Leased sq. ft. (1)	26,944	—	2,170	715	2,230	7,487	14,342
Percent		—%	8.1%	2.7%	8.3%	27.8%	53.1%
Annualized rental revenues	$ 152,282	$ —	$ 11,552	$ 4,868	$ 14,136	$ 38,013	$ 83,713
Percent		—%	7.6%	3.2%	9.3%	25.0%	54.9%
Hawaii Properties Expirations:							
Total sq. ft.	16,756						
Leased sq. ft. (1)	16,273	67	209	2,231	304	2,766	10,696
Percent		0.4%	1.3%	13.7%	1.9%	17.0%	65.7%
Annualized rental revenues	$ 104,539	$ 474	$ 1,598	$ 16,189	$ 2,224	$ 5,698	$ 78,356
Percent		0.5%	1.5%	15.5%	2.1%	5.5%	74.9%
Total Expirations:							
Total sq. ft.	43,759						
Leased sq. ft. (1)	43,217	67	2,379	2,946	2,534	10,253	25,038
Percent		0.2%	5.5%	6.8%	5.9%	23.7%	57.9%
Annualized rental revenues	$ 256,821	$ 474	$ 13,150	$ 21,057	$ 16,360	$ 43,711	$ 162,069
Percent		0.2%	5.1%	8.2%	6.4%	17.0%	63.1%
Next Scheduled Rent Resets							
Reset sq. ft.	4,802	—	377	467	411	294	3,253
Percent (2)		—%	2.3%	2.9%	2.5%	1.8%	20.0%
Annualized rental revenues	$ 31,447	$ —	$ 2,844	$ 3,860	$ 2,535	$ 2,103	$ 20,105
Percent (2)		—%	2.7%	3.7%	2.4%	2.0%	19.2%

(1) Leased square feet is pursuant to existing leases as of September 30, 2020, and includes (i) space being fitted out for occupancy, if any, and (ii) space which is leased but is not occupied, or is being offered for sublease by tenants, if any.

(2) Percent based on Hawaii Properties leased square feet and Hawaii Properties annualized rental revenues for Hawaii Properties.

INDUSTRIAL LOGISTICS PROPERTIES TRUST

28

PORTFOLIO LEASE EXPIRATION SCHEDULE As of September 30, 2020 (dollars and sq. ft. in thousands) Cumulative % of Total Cumulative % % of Total % of Total Rented Rented of Total Rented Annualized Annualized Annualized Number of Square Feet Square Feet Square Feet Rental Revenues Rental Revenues Rental Revenues Period / Year Tenants Expiring (1) Expiring (1) Expiring (1) Expiring Expiring Expiring 10/1/2020-12/31/2020 5 67 0.2% 0.2% $ 474 0.2% 0.2% 2021 26 2,379 5.5% 5.7% 13,150 5.1% 5.3% 2022 64 2,946 6.8% 12.5% 21,057 8.2% 13.5% 2023 28 2,534 5.9% 18.4% 16,360 6.4% 19.9% 2024 30 10,253 23.7% 42.1% 43,711 17.0% 36.9% 2025 15 2,557 5.9% 48.0% 14,647 5.7% 42.6% 2026 5 956 2.2% 50.2% 6,501 2.5% 45.1% 2027 12 5,768 13.3% 63.5% 30,049 11.7% 56.8% 2028 20 2,888 6.7% 70.2% 20,462 8.0% 64.8% 2029 9 2,715 6.3% 76.5% 14,650 5.7% 70.5% PORTFOLIO LEASE EXPIRATION SCHEDULE Thereafter 85 10,154 23.5% 100.0% 75,760 29.5% 100.0% Total 299 43,217 100.0% $ 256,821 100.0% Weighted average remaining lease term (in years) 7.9 9.0 (1) Rented square feet is pursuant to existing leases as of September 30, 2020, and includes (i) space being fitted out for occupancy, if any, and (ii) space which is leased but is not occupied or is being offered for sublease by tenants, if any. 29

NON-GAAP FINANCIAL MEASURES AND CERTAIN DEFINITIONS Non-GAAP Financial Measures: We present certain “non-GAAP financial measures” within the meaning of applicable SEC rules, including FFO attributable to common shareholders, Normalized FFO attributable to common shareholders, EBITDA, EBITDAre, Adjusted EBITDAre, NOI and Cash Basis NOI. These measures do not represent cash generated by operating activities in accordance with GAAP and should not be considered alternatives to net income or net income attributable to common shareholders as indicators of our operating performance or as measures of our liquidity. These measures should be considered in conjunction with net income and net income attributable to common shareholders as presented in our condensed consolidated statements of income. We consider these non- GAAP measures to be appropriate supplemental measures of operating performance for a REIT, along with net income and net income attributable to common shareholders. We believe these measures provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation and amortization expense, they may facilitate a comparison of our operating performance between periods and with other REITs and, in the case of NOI and Cash Basis NOI, reflecting only those income and expense items that are generated and incurred at the property level may help both investors and management to understand the operations of our properties. NOI and Cash Basis NOI: The calculations of net operating income, or NOI, and Cash Basis NOI exclude certain components of net income in order to provide results that are more closely related to our property level results of operations. We calculate NOI and Cash Basis NOI as shown on pages 16 and 17. We define NOI as income from our rental of real estate less our property operating expenses. NOI excludes amortization of capitalized tenant improvement costs and leasing commissions that we record as depreciation and amortization expense. We define Cash Basis NOI as NOI excluding non-cash straight line rent adjustments, lease value amortization and lease termination fees, if any. We use NOI and Cash Basis NOI to evaluate individual and company-wide property level performance. Other real estate companies and REITs may calculate NOI and Cash Basis NOI differently than we do. EBITDA, EBITDAre and Adjusted EBITDAre: We calculate earnings before interest, taxes, depreciation and amortization, or EBITDA, EBITDA for real estate, or EBITDAre, and Adjusted EBITDAre as shown on page 18. EBITDAre is calculated on the basis defined by The National Association of Real Estate Investment Trusts, or Nareit, which is EBITDA, excluding gains and losses on the sale of real estate, loss on impairment of real estate assets, if any, as well as certain other adjustments currently not applicable to us. In calculating Adjusted EBITDAre, we adjust for the items shown on page 18 and include business management incentive fees, if any, only in the fourth quarter versus the quarter when they are recognized as expense in accordance with GAAP due to their quarterly volatility not necessarily being indicative of our core operating performance and the uncertainty as to whether any such business management incentive fees will be payable when all contingencies for determining such fees are known at the end of the calendar year. Other real estate companies and REITs may calculate EBITDA, EBITDAre and Adjusted EBITDAre differently than we do. FFO and Normalized FFO Attributable to Common Shareholders: We calculate funds from operations, or FFO, attributable to common shareholders, and Normalized FFO attributable to common shareholders as shown on page 19. FFO attributable to common shareholders is calculated on the basis defined by Nareit, which is net income attributable to common shareholders, calculated in accordance with GAAP, plus real estate depreciation and amortization and minus FFO adjustments attributable to noncontrolling interest, as well as certain other adjustments currently not applicable to us. In calculating Normalized FFO attributable to common shareholders, we adjust for the items shown on page 19, if any, and include business management incentive fees, if any, only in the fourth quarter versus the quarter when they are recognized as an expense in accordance with GAAP due to their quarterly volatility not necessarily being indicative of our core operating performance and the uncertainty as to whether any such business management incentive fees will be payable when all contingencies for determining such fees are known at the end of the calendar year. FFO attributable to common shareholders and Normalized FFO attributable to common shareholders are among the factors considered by our Board of Trustees when determining the amount of distributions to our shareholders. Other factors include, but are not limited to, requirements to maintain our qualification for taxation as a REIT, limitations in the agreements governing our debt, the availability to us of debt and equity capital, our NON-GAAP FINANCIAL MEASURES AND CERTAIN DEFINITIONS distribution rate as a percentage of the trading price of our common shares, or dividend yield, and our dividend yield compared to the dividend yields of other industrial REITs, our expectation of our future capital requirements and operating performance and our expected needs for and availability of cash to pay our obligations. Other real estate companies and REITs may calculate FFO attributable to common shareholders and Normalized FFO attributable to common shareholders differently than we do. 30

NON-GAAP FINANCIAL MEASURES AND CERTAIN DEFINITIONS (CONTINUED) Annualized dividend yield - Annualized dividend yield is the annualized dividend paid during the applicable period divided by the closing price of our common shares at the end of the relevant period. Annualized rental revenues - Annualized rental revenues is the annualized contractual rents, as of September 30, 2020, including straight line rent adjustments and excluding lease value amortization, adjusted for tenant concessions including free rent and amounts reimbursed to tenants, plus estimated recurring expense reimbursements from tenants. Building improvements - Building improvements generally include (i) expenditures to replace obsolete building components and (ii) expenditures that extend the useful life of existing assets. Development, redevelopment and other activities - Development, redevelopment and other activities generally include capital expenditures projects that (i) reposition a property or (ii) result in new sources of revenue. Gross book value of real estate assets - Gross book value of real estate assets is real estate assets at cost, plus certain acquisition related costs, if any, before depreciation and purchase price allocations, less impairment writedowns, if any. Leasing costs - Leasing costs include leasing related costs, such as brokerage commissions and tenant inducements. Net debt - Net debt is total debt less cash. Percent change in GAAP rent - Percent change in GAAP rent is the percent change from prior rents charged for same space. Rents include estimated recurring expense reimbursements and exclude lease value amortization. References in this report to "same space" represent same land area and building area (with leasing rates for vacant space based upon the most recent rental rate for the same space). Same property - For the three months ended September 30, 2020 and 2019, same property NOI and Cash Basis NOI are based on properties that we owned as of September 30, 2020 and that we owned continuously since July 1, 2019, including properties owned by a consolidated joint venture and excluding one property classified as held for sale. For the nine months ended September 30, 2020 and 2019, same property NOI and Cash Basis NOI are based on properties that we owned as of September 30, 2020 and that we owned continuously since January 1, 2019, including properties owned by a consolidated joint venture and excluding one property classified as held for sale. Tenant improvements - Tenant improvements include capital expenditures used to improve tenants' space or amounts paid directly to tenants to improve their space. Total gross assets - Total gross assets is total assets plus accumulated depreciation. Total market capitalization - Total market capitalization is total debt plus the market value of our common shares at the end of the applicable period. 31 NON-GAAP FINANCIAL MEASURES AND CERTAIN DEFINITIONS (CONTINUED)

WARNING CONCERNING FORWARD-LOOKING STATEMENTS This supplemental operating and financial data may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. Whenever we use words such as “believe”, “expect”, “anticipate”, “intend”, “plan”, “estimate”, “will”, “may” and negatives or derivatives of these or similar expressions, we are making forward-looking statements. These forward-looking statements are based upon our present intent, beliefs or expectations, but forward-looking statements are not guaranteed to occur and may not occur. Actual results may differ materially from those contained in or implied by our forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors, some of which are beyond our control. The information contained in our filings with the SEC, including under “Risk Factors” in our periodic reports, or incorporated therein, identifies important factors that could cause our actual results to differ materially from those stated in or implied by our forward-looking statements. Our filings with the SEC are available on the SEC's website at www.sec.gov. You should not place undue reliance upon forward-looking statements. Except as required by law, we do not intend to update or change any forward- looking statements as a result of new information, future events or otherwise. WARNING CONCERNING FORWARD-LOOKING STATEMENTS 32